Exhibit 99.1


NEW CENTURY ENERGY CORP.'S MANAGEMENT BELIEVES THAT THE COMPANY'S COMMON STOCK IS UNDERVALUED AND MAY PURCHASE SHARES OF COMMON STOCK IN THE PUBLIC MARKET.


Monday, December 4, 2006 - Houston, Texas. New Century Energy Corp. ("NCEY.OB") announced today that its management believes that the company's common stock is undervalued at its current trading price, and management may purchase shares of the company's common stock in the open market. The company's management believes that the current trading price of its common stock does not represent the true value of the common stock, based on historical results of operations, the company's current oil and gas production, and the probability of success in its ongoing drilling program in McMullen County, Texas. Therefore, New Century's management may purchase shares of the company's common stock from time to time in the open market or in private transactions in the near future, reflecting management's confidence in the company's long-term prospects.

ABOUT NEW CENTURY ENERGY CORP.

New Century Energy Corp. is an independent energy company engaged in oil and gas exploration, development and production. New Century Energy currently owns oil and gas leases on over 17,000 acres throughout the State of Texas; including oil producing acreage in McMullen, Wharton County, and Jim Hogg Counties, Texas. Natural gas producing fields include the operated Sargent South Field in Matagorda County, and non-operated interests in the Wishbone Field in McMullen County, Texas. New Century Energy's mission is to increase shareholder value by acquiring proven oil and gas reserves, profitable drilling and development activities on company owned acreage, and by participating in joint ventures that can expand its development program and prospect base. Additional information is available at: //www.newcenturyenergy.com.
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FORWARD-LOOKING  STATEMENTS:  This  press  release  contains  forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "will," "anticipated," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. The Securities and Exchange Commission has generally permitted oil and gas companies in their filings with the SEC to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms probable and possible reserves, reserve potential or upside or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the Company. Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements that involve a number of risks and uncertainties. The reserve data included herein represents only estimates. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner.

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As  a  result,  estimates  of  different  engineers often vary. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC relating to oil and natural gas prices, and are inherently imprecise. Our reserves and future cash flows may be subject to revisions based on many factors. It is possible that the assumptions made by management are not necessarily the most likely, and may not materialize, including but not limited to the possible undeveloped gas reserve. In addition, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the Company's industry and general economy; competitive factors; ability to attract and retain personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-KSB; its quarterly reports on Forms 10-QSB; and any reports on Form 8-K. New Century Energy Corp. takes no obligation to update or correct forward-looking statements, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company.

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